Exhibit 99.1

SemGroup Reports Fourth Quarter and Year End 2011 Results

SemGroup Returns to Profitability for the Year

Full-Year Adjusted EBITDA of $116.1 Million

Tulsa, OK - February 29, 2012 - SemGroup® Corporation (NYSE: SEMG) (“SemGroup”) today announced its financial results for the three and 12 months ended December 31, 2011.

For the quarter ended December 31, 2011, SemGroup reported revenues of $334.9 million with a net income attributable to SemGroup of $0.3 million, or $0.01 per share, compared to revenue of $453.1 million with a net loss attributable to SemGroup of $4.9 million, or a loss of $0.12 per share for the quarter ended December 31, 2010. For the 12 months ended December 31, 2011, SemGroup reported revenues of $1.5 billion with a net income attributable to SemGroup of $2.4 million, or $0.06 per share, compared to revenue of $1.6 billion with a net loss attributable to SemGroup of $132.3 million, or a loss of $3.20 per share, for the 12 months ended December 31, 2010.

SemGroup’s adjusted earnings before interest, taxes, depreciation and amortization ("Adjusted EBITDA") was $31.8 million for the quarter ended December 31, 2011, compared to Adjusted EBITDA of $43.8 million for the same quarter in 2010. On a quarter-over-quarter basis the current period was negatively affected by the absence of SemStream®, L.P. earnings and lower performance by SemLogistics. Adjusted EBITDA for the 12 months ended December 31, 2011, totaled $116.1 million, compared to Adjusted EBITDA of $152.8 million, or $138.2 million when normalized for SemGroup’s 51% ownership of White Cliffs Pipeline® for the 12 months ended December 31, 2010.

“We are excited about SemGroup’s return to profitability for the year and what that means for our stakeholders and our future,” said Norm Szydlowski, president and chief executive officer of SemGroup. “During the fourth quarter we made significant progress towards our strategy to capitalize on growth opportunities, while improving the stability of SemGroup's cash flows and reducing earnings volatility. The contribution of the SemStream assets to NGL Energy Partners LP in November, the initial public offering of Rose Rock Midstream, L.P., in December and the completion of our initial gas processing expansion in the Mississippi Zone represent important strategic accomplishments. SemGroup’s balance sheet is strong and our volumes are trending up as we continue to build out our footprint in key growth plays.”

SemGroup reported operating income of $9.0 million for the fourth quarter of 2011, compared to an operating income of $14.2 million for the same period last year. During the quarter SemGroup reported a $44.3 million gain on the contribution of SemStream assets to NGL Energy Partners, offset by a $53.4 million non-cash impairment of goodwill and intangibles related to SemLogistics and SemStream Arizona. In the fourth quarter of 2010, SemGroup reported an $8.9 million non-cash impairment of goodwill related to SemMaterials Mexico. Operating income for the 12 months ended December 31, 2011, was $45.6 million, compared to an operating loss of $50.3 million for the same period last year. During 2010, SemGroup reported an impairment of $91.8 million related to the goodwill of SemCanada Crude.

2012 Adjusted EBITDA and Capex Guidance

SemGroup currently anticipates 2012 consolidated Adjusted EBITDA to be in the range of $125 million to $135 million, an increase of 8-16% over 2011 results of $116 million. The Company also expects to deploy $180 million in capital investments in 2012, with 84% allocated to growth projects.

Recent Developments

•	In February, SemGas® completed the Hopeton/Nash plant connection which will provide additional processing efficiency within the Mississippi Zone

•

During the first quarter of 2012, Rose Rock Midstream completed 950,000 barrels, or 49%, of the planned 1.95 million barrel Cushing tank expansion. The remaining tanks are ahead of schedule and will be placed in service by mid-year

•

On February 21, 2012, we announced our participation in a joint venture with Gavilon Midstream Energy, LLC, a subsidiary of The Gavilon Group, LLC; and an affiliate of Chesapeake Energy Corporation (NYSE:CHK) to construct and operate a 210-mile pipeline in western and north central Oklahoma, which will deliver crude oil to a 1 million barrel storage facility in Cushing, Oklahoma

Earnings Conference Call

SemGroup will host a conference call for investors today at 11 a.m. EDT. The call can be accessed live over the telephone by dialing 888.680.0869, or for international callers, 617.213.4854. The pass code for the call is 79157478. A replay will be available shortly after the call and can be accessed by dialing 888.286.8010, or for international callers, 617.801.6888. The pass code for the replay is 37849106. The replay will be available until March 7, 2012. Interested parties may also listen to a simultaneous webcast of the conference call by logging onto SemGroup's Investor Relations website at www.semgroupcorp.com. A replay of the webcast will also be available for a year following the call at www.semgroupcorp.com on the Calendar of Events-Past Events page. Fourth quarter 2011 earnings slide deck and fourth quarter 2011 financial and operating report will be posted under Investor Relations/Presentations.

About SemGroup

Based in Tulsa, OK, SemGroup® Corporation (NYSE: SEMG) is a publicly traded midstream service company providing the energy industry the means to move products from the wellhead to the wholesale marketplace. SemGroup provides diversified services for end-users and consumers of crude oil, natural gas, natural gas liquids, refined products and asphalt. Services include purchasing, selling, processing, transporting, terminalling and storing energy. SemGroup®, SemGas®, SemMaterialsMéxicoMR, SemStream® and White Cliffs Pipeline® are registered trademarks of SemGroup Corporation.

Non-GAAP Financial Measures

Adjusted EBITDA is not a generally accepted accounting principles ("GAAP") measure and is not intended to be used in lieu of a GAAP presentation of net income/loss. Adjusted EBITDA is presented in this release because SemGroup believes it provides additional information with respect to its financial performance and its ability to meet future debt service, capital expenditures and working capital requirements. Adjusted EBITDA represents earnings before interest, taxes, depreciation and amortization, adjusted for selected items that SemGroup believes impact the comparability of financial results between reporting periods. Although SemGroup presents selected items that it considers in evaluating its performance, you should also be aware that the items presented do not represent all items that affect comparability between the periods presented. Variations in SemGroup's operating results are also caused by changes in volumes, prices, exchange rates, mechanical interruptions and numerous other factors. These types of variances are not separately identified in this release. Because all companies do not use identical calculations, SemGroup's presentation of Adjusted EBITDA may be different from similarly titled measures of other companies. Reconciliations of net income (loss) and to Adjusted EBITDA for the periods presented are included in the tables at the end of this release.

Forward-Looking Statements

Certain matters contained in this Press Release include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We make these forward-looking statements in reliance on the safe harbor protections provided under the Private Securities Litigation Reform Act of 1995.

All statements, other than statements of historical fact, included in this Press Release including the prospects of our industry, our anticipated financial performance, NGL Energy Partners LP (NYSE: NGL) anticipated financial performance, management’s plans and objectives for future operations, business prospects, outcome of regulatory proceedings, market conditions and other matters, may constitute forward-looking statements. Although we believe that the expectations reflected in these forward-looking statements are reasonable, we cannot assure you that these expectations will prove to be correct. These forward-looking statements are subject to certain known and unknown risks and uncertainties, as well as assumptions that could cause actual results to differ materially from those reflected in these forward-looking statements. Factors that might cause actual results to differ include, but are not limited to, our ability to comply with the covenants contained in and maintain certain financial ratios required by our credit facilities; NGL’s operations, which we do not control; the ability of our subsidiary, Rose Rock Midstream, to make minimum quarterly distributions; the possibility that our hedging activities may result in losses or may have a negative impact on our financial results; any sustained reduction in demand for the petroleum products we gather, transport, process and store; our ability to obtain new sources of supply of petroleum products; our failure to comply with new or existing environmental laws or regulations or cross border laws or regulations; the possibility that the construction or acquisition of new assets may not result in the corresponding anticipated revenue increases; any future impairment to goodwill resulting from the loss of customers or business; changes in currency exchange rates; and the risks and uncertainties of doing business outside of the U.S., including political and economic instability and changes in local governmental laws, regulations and policies, as well as other risk factors discussed from time to time in each of our documents and reports filed with the SEC.

Readers are cautioned not to place undue reliance on any forward-looking statements contained in this Press Release, which reflect management’s opinions only as of the date hereof. Except as required by law, we undertake no obligation to revise or publicly release the results of any revision to any forward-looking statements.

Contacts:

Investor Relations:

Alisa Perkins

918-524-8081

investor.relations@semgroupcorp.com

Media:

Liz Barclay

918-524-8158

lbarclay@semgroupcorp.com

Consolidated Balance Sheets

(dollars in thousands, unaudited, condensed)	December 31, 2011	December 31, 2010
ASSETS
Current assets	$389,735	$563,091
Property, plant and equipment, net	743,235	781,815
Goodwill and other intangible assets	18,403	140,087
Equity method investments	327,243	152,020
Other noncurrent assets, net	12,565	30,175

Total assets	$1,491,181	$1,667,188

LIABILITIES AND OWNERS' EQUITY
Current liabilities:
Current portion of long-term debt	$26,058	$12
Other current liabilities	270,453	320,784

Total current liabilities	296,511	320,796
Long-term debt, excluding current portion	83,277	348,431
Other noncurrent liabilities	132,728	142,893

Total liabilities	512,516	812,120
Total owners’ equity	978,665	855,068

Total liabilities and owners' equity	$1,491,181	$1,667,188

Consolidated Statements of Operations

	Three Months Ended December 31,		Year Ended December 31,
(dollars in thousands, except per share amounts, unaudited, condensed)	2011	2010	2011	2010
Revenues	$334,933	$453,130	$1,479,510	$1,630,334

Expenses:
Costs of products sold, exclusive of depreciation and amortization shown below	251,062	362,684	1,154,175	1,265,932
Operating	39,107	38,037	157,013	153,440
General and administrative	19,382	18,928	77,015	87,237
Depreciation and amortization	11,633	12,732	51,189	70,882
(Gain) loss on disposal or impairment of long-lived assets, net	9,634	8,469	9,497	105,050

Total expenses	330,818	440,850	1,448,889	1,682,541

Equity in earnings of White Cliffs	4,838	1,949	15,004	1,949

Operating income (loss)	8,953	14,229	45,625	(50,258)

Other expenses (income), net	13,824	25,817	45,219	90,471

Income (loss) from continuing operations before income taxes	(4,871)	(11,588)	406	(140,729)
Income tax expense (benefit)	(5,618)	(5,951)	(2,416)	(6,223)

Income (loss) from continuing operations	747	(5,637)	2,822	(134,506)
Income (loss) from discontinued operations, net of income taxes	(7)	710	(10)	2,434

Net income (loss)	740	(4,927)	2,812	(132,072)
Less: net income attributable to noncontrolling interests	435	—	435	225

Net income (loss) attributable to SemGroup Corporation	$305	$(4,927)	$2,377	$(132,297)

Net income (loss) attributable to SemGroup Corporation	$305	$(4,927)	$2,377	$(132,297)
Other comprehensive income (loss), net of income taxes	(3,525)	(483)	(14,990)	4,449

Comprehensive income (loss) attributable to SemGroup Corporation	$(3,220)	$(5,410)	$(12,613)	$(127,848)

Net income (loss) attributable to SemGroup Corporation per common share:
Basic	$0.01	$(0.12)	$0.06	$(3.20)
Diluted	$0.01	$(0.12)	$(0.06)	$(3.20)

Weighted average shares (thousands):
Basic	41,698	41,410	41,640	41,402
Diluted	41,890	41,410	41,640	41,402

Adjusted EBITDA Calculation

	Three Months Ended December 31,		Year Ended December 31,
(dollars in thousands, unaudited)	2011	2010	2011	2010
Net income (loss) attributable to SemGroup Corporation	$305	$(4,927)	$2,377	$(132,297)
Add: Interest expense	10,819	19,624	60,208	86,133
Add: Income tax expense (benefit)	(5,618)	(5,951)	(2,416)	(6,223)
Add: Depreciation and amortization expense	11,633	12,732	51,189	70,882

EBITDA	17,139	21,478	111,358	18,495
Selected items impacting comparability	14,710	22,330	4,740	134,304

Adjusted EBITDA	$31,849	$43,808	$116,098	$152,799

Selected Items Impacting Comparability

	Three Months Ended December 31,		Year Ended December 31,
(dollars in thousands, unaudited)	2011	2010	2011	2010
Loss (gain) on disposal or impairment of long-lived assets	$9,634	$8,469	$9,497	$105,050
Loss (income) from discontinued operations	7	(710)	10	(2,434)
Foreign currency transaction (gain) loss	(20)	1,343	(3,450)	2,899
Employee severance expense	—	1,558	4,374	1,558
Impact of change in basis of NGL inventory in fresh-start reporting	—	—	—	27,821
Unrealized (gain) loss on derivative activities	(4,720)	4,322	(14,114)	(13,340)
Change in fair value of warrants	3,246	3,203	(5,012)	283
Reversal of allowance on goods and services tax receivable	—	—	(4,144)	—
Depreciation and amortization included within equity earnings of White Cliffs	2,663	2,897	10,630	2,897
Defense costs	1,000	—	1,000	—
Allowance on (recovery of) receivable from AGE Refining	(1,792)	(300)	(2,692)	3,340
Restricted stock expense	4,692	1,548	8,641	6,230

Selected items impacting comparability	$14,710	$22,330	$4,740	$134,304

2012 Adjusted EBITDA Guidance Reconciliation*

(dollars in millions, unaudited)	Low	High
Net income (loss) attributable to SemGroup**	$47.1	$56.9
Add: Net income attributable to noncontrolling Interests	7.9	7.9
Add: Interest expense	10.0	9.7
Add: Income tax expense (benefit)	8.4	8.9
Add: Depreciation and amortization	51.5	51.5

EBITDA	$125.0	$135.0

*	Includes fully Consolidated Rose Rock Midstream
**	Guidance is on a cash basis for NGL and White Cliffs Pipeline